Exhibit 99.1

CHARLOTTE RUSSE ANNOUNCES

CHANGES TO ITS BOARD OF DIRECTORS

SAN DIEGO, California, April 8, 2005 – Charlotte Russe Holding, Inc. (Nasdaq/NM: CHIC) announced today two separate changes to the composition of its board of directors.

Mark J. Rivers has been elected to serve on the board of directors. Mr. Rivers is the Chief Executive Officer of Brix & Company, a boutique retail, real estate, and marketing company, with a unique history of collaborating with retailers, marketers and media interests in crafting and implementing innovative consumer strategies. Bernard Zeichner, Chairman of the Board, commented: “We are excited to have Mark Rivers join our board, and we look forward to benefiting from his unique blend of real estate and retail expertise.”

In addition, the company announced that David J. Oddi has submitted his resignation after having served since the business was acquired in September 1996. Mr. Zeichner commented: “David made significant contributions as the company evolved from a regional operator of 35 stores in 1996 into a publicly-held national retailer with 372 stores during the past eight years. I know that Mark Hoffman and the management team, along with our board of directors, join me in acknowledging David’s leadership during his tenure on the Board.”

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: Except for the historical information contained herein, this press release contains forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially, including, but not limited to general and regional economic conditions, industry trends, consumer demands and preferences, competition from other retailers and uncertainties generally associated with women’s apparel and accessory retailing. A complete description of these factors, as well as others that could affect the company’s business, is set forth in the Annual Report on Form 10-K, filed with the Securities and Exchange Commission on December 14, 2004, and any amendments thereto.

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CONTACT: Daniel T. Carter, Chief Financial Officer of Charlotte Russe, 858-490-2430/